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Exhibit 1.8

PRUDENTIAL FINANCIAL, INC.

$3,000,000,000

Medium-Term Notes, Series B
Due One Year or More from Date of Issue

DISTRIBUTION AGREEMENT

        April 25, 2003

J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, NY 10017

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, NY 10179

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, NY 10013

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY 10019

WACHOVIA SECURITIES, INC.
One Wachovia Center, TW-8
301 South College Street
Charlotte, NC 28288

Ladies and Gentlemen:

        Prudential Financial, Inc., a New Jersey corporation (the "Company"), confirms its agreement with J.P. Morgan Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Lehman Brothers Inc. and Wachovia Securities, Inc. (each, an "Agent" and collectively, the "Agents"), with respect to the issuance and sale from time to time by the Company of up to $3,000,000,000 (or its equivalent in other specified currency or currencies) aggregate initial public offering price of its Medium-Term Notes, Series B, Due One Year or More from Date of Issue (the "Notes"), as described herein (the "Agreement").

        As of the date hereof, the Company has authorized the issuance and sale of the Notes in an aggregate principal amount, including in the case of Original Issue Discount Notes (as defined below), the aggregate initial offering price thereof, which will not exceed $3,000,000,000 at any one time outstanding, pursuant to the terms of this Agreement. It is understood, however, that the Company will have the option, at any time, to increase the amount of Notes that may be issued and that such additional Notes may be sold pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. The Notes are to be offered under the senior debt securities indenture dated as of April 25, 2003 (as amended and supplemented from time to time, the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Prospectus referred to below.

        This Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case the Agents will act as agents of the Company in soliciting purchases of the Notes. All such sales and resales will be made pursuant to the restrictions set forth herein.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File Nos. 333-104444, 333-104444-01 and 333-104444-02), including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended as of the date hereof, is hereinafter referred to as the "Registration Statement". The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "amend" and "supplement" shall include the filing of such documents with the Commission.

SECTION 1. Appointment as Agents.

        (a)    Appointment of Agents.    Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents, severally but not jointly, as the exclusive placement agents for the Notes and acknowledges that the Agents shall have the exclusive right to assist the Company in the placement of the Notes during the term of this Agreement, subject to the appointment of additional agents from time to time. The Company agrees that, unless otherwise agreed, during the period the Agents are acting as the Company's placement agents hereunder, the Company will not engage any other person or party to assist in the placement of the Notes; provided, however, that the Company may accept offers to purchase Notes through an agent other than an Agent if (i) the Company shall have executed a confirmation letter and such agent shall have executed an accession letter substantially in the form of Exhibits A and B, respectively, attached hereto and (ii) the Company shall have provided the Agents with copies of such letters promptly following the execution thereof.

        (b)    Method of Solicitation.    The Agents will solicit offers to purchase the Notes upon the terms and conditions contained herein, and in connection therewith will use only the Prospectus (as defined in Section 2) which has been distributed most recently to the Agents by the Company as contemplated hereby (provided that such distribution occurs a reasonable amount of time in advance of such use).

        (c)    Issued and Outstanding Notes.    The Company shall not sell or approve the solicitation by any Agent or any other agent appointed pursuant to Section 1(a) hereof of purchases of Notes in excess of the amount which shall be authorized for issuance by the Company from time to time. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes issued or outstanding.

        (d)    Purchases as Principal.    No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(b) hereof.

        (e)    Solicitations as Agents.    If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will use its reasonable efforts to solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company shall have the sole right to accept or reject any proposed purchase of the Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Company's agreement contained herein. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason other than such Agent's failure to comply with the terms and conditions of this Agreement relating to such purchase. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent which solicited such offer harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale, unless (x) such Agent shall have failed to comply with the terms and conditions of this Agreement relating to such sale or (y) the Company has a reasonable basis to believe that, due to the nature of such purchaser, such sale would have violated any statute or law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

        (f)    Reliance.    The Company and each Agent agree that any Notes purchased by an Agent shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company and on the terms and conditions contained herein and in the manner provided herein.

SECTION 2. Representations and Warranties.

        The Company represents and warrants to each Agent as of the date hereof, as of the date of the delivery to the Agents of the documents referred to in Section 5 hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery to an Agent as principal being referred to herein as a "Settlement Date") and as of each date to which the Registration Statement, the Basic Prospectus or the Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

        (a)  The Registration Statement has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

        (b)  (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

        (c)    Due Incorporation and Qualification.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the business, management, financial position, shareholders' equity or results of operations (in each case considered on a U.S. generally accepted accounting principles ("GAAP") basis) of the Company and its subsidiaries, considered as a whole (a "Material Adverse Effect").

        (d)    Authorization and Validity of Agreements and Notes.    Each of this Agreement and any other applicable Terms Agreement (as defined in Section 3(b) hereof) has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles; the Notes have been duly authorized by the Company and, when executed, authenticated and delivered in accordance with the provisions of this Agreement, any applicable Terms Agreement and the Indenture against payment therefor, will have been duly executed and delivered by, and will constitute valid and binding obligations of, the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles; and the terms of the Notes in respect of which an offer to purchase has been accepted by the Company are in all material respects accurately described in the Prospectus.

        (e)    Material Changes or Material Transactions.    None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business that is, individually or in the aggregate, material to the Company and its subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, except as may otherwise be stated therein or contemplated thereby, (1) there has been no material decrease in the capital or surplus of the Company, (2) there has been no decrease in the capital stock of the Company or any material increase in the consolidated long-term debt of the Company (other than, in each case, as a result of the sale of (i) Notes, (ii) notes issued pursuant to the Company's Euro Medium-Term Note Programme or (iii) notes issued pursuant to the Medium-Term Note Program or Euro-Medium-Term Note Programme of Prudential Funding LLC) and (3) there has been no material adverse change, or any development which will involve a prospective material adverse change, in or affecting the business, management, financial position, shareholders' equity or results of operations (in each case considered on a GAAP basis) of the Company and its subsidiaries considered as a whole.

        (f)    No Defaults.    The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, as the case may be, will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or the organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except to the extent that such a conflict, breach, default or violation would not have, individually or in the aggregate, a Material Adverse Effect.

        (g)  Neither the Company nor any of its subsidiaries is, or at any time of delivery of the Notes will be, in violation of its Amended and Restated Certificate of Incorporation or By-Laws or other organizational documents or instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect.

        (h)    Legal Proceedings.    There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Prospectus; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than as set forth in the Prospectus.

        (i)    No Authorization, Approval or Consent Required.    No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, any applicable Terms Agreement, the Indenture or the Notes, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

        (j)    Investment Company Act.    The Company is not, nor after giving effect to the transactions contemplated herein will be, an "investment company" as such term is defined in the U.S. Investment Company Act of 1940, as amended (the "1940 Act").

        (k)    Pari Passu Ranking.    The obligations of the Company to pay the principal of and premium, if any, and interest on the Notes and any and all amounts that become due and payable under this Agreement constitute direct, unconditional and general obligations of the Company and rank and will rank pari passu in priority of payment with respect to all unsecured and unsubordinated indebtedness of the Company.

        (l)    Independent Public Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

        (m)  The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, notes and supplemental information, set forth in the Prospectus, comply in all material respects with the requirements of the Securities Act and interpretations thereof and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments and except as described therein.

SECTION 3. Offer and Sale of the Notes.

        (a)    General.    Each Agent (with respect to offers and sales made by it as principal or as agent for the Company and subsequent reoffers, resales and other transfers made by it or in transactions approved by it) and the Company (with respect to offers, sales and subsequent reoffers, resales and other transfers made directly by it or with its approval and not to, by, through, or in a transaction approved by, an Agent) hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes.

          (i)    Provision of Prospectus.    The Company agrees to provide the Agents with such number of copies of the Registration Statement, including exhibits and all amendments thereto, and such number of copies of the Prospectus (including any amendments or supplements thereto) as the Agents may reasonably require in connection with the sale of the Notes.

          (ii)    Due Diligence.    Reasonably in advance of each time any annual report of the Company filed under the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Notes to such Agent as principal pursuant to a written Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 5(b) hereof.

          (iii)    Notice and Effect of Material Changes.    If at any time any event shall occur or condition shall exist as a result of which the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the discretion of the Company it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will promptly notify each Agent who then holds any Notes purchased as principal pursuant hereto to suspend the solicitation of offers to purchase the Notes. In such event, such Agent shall not thereafter attempt to offer or place any of the Notes until the Company shall have prepared and, subject to Section 4(a) hereof, caused to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will have corrected such untrue statement or omission or effected such compliance and shall have furnished such amended or supplemented Prospectus to the Agents in such numbers as they may reasonably require. Notwithstanding any other provision of this paragraph, for a period of 45 days after the Settlement Date of any purchase of Notes by an Agent as principal, if any event described above in this paragraph occurs, the Company will promptly prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, and will furnish such amended or supplemented Prospectus to such Agent in such numbers as it may reasonably require.

        (b)    Purchases as Principal.    Unless otherwise agreed by the relevant Agent or Agents (who shall be the lead manager(s) in the case of a syndicated issue) and the Company, Notes shall be purchased by the relevant Agent or Agents as principal. Such purchases shall be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon either in writing substantially in the form of Exhibit D hereto or orally with written confirmation prepared by the relevant Agent or Agents substantially in the form of Exhibit D hereto and mailed, e-mailed or telecopied to the Company). Any agreement entered into pursuant to the previous sentence, including any oral agreement confirmed in writing in the form of Exhibit D hereto, is referred to herein as a "Terms Agreement". An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth and the applicable Terms Agreement. Each purchase of Notes, unless otherwise agreed by the Company and the Agents and specified in the applicable Pricing Supplement, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. At the time of each purchase of Notes by an Agent as principal, such Agent shall specify the requirements for the stand-off agreement, officers' certificates, opinions of counsel and comfort letter pursuant to Sections 4(d), 7(b), 7(c) and 7(d) hereof. An Agent may engage the services of any broker or dealer in connection with the offer or sale of Notes it has purchased from the Company as principal for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with such purchases from the Company to such brokers or dealers.

        (c)    Solicitations as Agent.    On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as agent of the Company, will use reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein, in the Notes and in the Prospectus as then amended or supplemented. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company or such Agent.

        The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

        Unless otherwise agreed, the Company agrees to pay each Agent a commission, which may be in the form of a discount or otherwise, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

        (d)    Administrative Procedures.    The purchase price, interest rate or formula, stated maturity date and other terms of the Notes (as applicable) specified in Annex 1 to Exhibit D hereto shall be agreed upon by the Company and the Agents and set forth in the Prospectus (or an amendment or supplement thereto). Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The initial Procedures are set forth in Exhibit C hereto. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to perform, the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4. Covenants of the Company.

        The Company covenants and agrees with each Agent as follows:

        (a)    Filing of Documents Incorporated by Reference; Material Changes.    Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings, in the case of quarterly reports on Form 10-Q and annual reports on Form 10-K, the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes (each a "Pricing Supplement") shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will use its reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

        Subject to Section 3(a)(iii) hereof, if any event shall occur or condition shall exist as a result of which the Prospectus, in the opinion of counsel for the Agents or counsel for the Company, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of any such counsel it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company shall prior to the acceptance of any offer to purchase Notes or prior to the time an Agent solicits offers to purchase the Notes as agents to the Company prepare and, subject to this Section 4(a), cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, in form and substance satisfactory to counsel for the Agents, that corrects such untrue statement or omission or effects such compliance and shall furnish such amended or supplemented Prospectus to the Agents in such numbers as they may require.

        (b)    Due Diligence. Reasonably in advance of each time any annual report of the Company filed under the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Notes to such Agent as principal pursuant to a written Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 5(b) hereof.

        (c)    Blue Sky Qualifications.    The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

        (d)    Stand-Off Agreement.    Between the date of any agreement by one or more Agents to purchase Notes as principal from the Company and the Settlement Date with respect thereto, and if agreed to by such Agent or Agents and the Company, the Company will not, without the prior written consent of each Agent party to such purchase, directly or indirectly, sell, offer to sell, or enter into any agreement to sell, any debt securities of the Company which are substantially similar to the Notes that are to be sold pursuant to such agreement to purchase. Any notes sold under the Company's Euro-Medium-Term Note Programme shall not be considered to be "substantially similar" to the Notes for purposes of the immediately preceding sentence.

        (e)    Earnings Statements. The Company shall make generally available to its security holders as soon as practicable, but in any event not later than 90 days after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

        (f)    Suspension of Certain Obligations.    The Company shall not be required to comply with the provisions of subsections (a) or (b) of this Section or the provisions of Section 7 hereof during any period from the time that the Agents (i) shall have been notified (such notice to be confirmed in writing) by the Company to suspend solicitation of offers to purchase the Notes in their capacity as agents and (ii) shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall have notified the Agents (such notice to be confirmed in writing) of the Company's determination that solicitation of purchases of the Notes should be resumed or any Agent shall subsequently purchase Notes from the Company as principal and the Company has subsequently delivered such documents required by Section 7.

        (g)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale from time to time of Notes in the manner specified in the Prospectus under "Use of Proceeds".

SECTION 5. Conditions of Obligations.

        The obligations of the Agents to purchase Notes as principals and to solicit offers to purchase the Notes as agents of the Company, and the obligations of any purchasers of the Notes sold through the Agents as agents, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of their covenants and agreements herein contained, and to the following additional conditions precedent:

        (a)    Legal Opinion of corporation counsel to the Company.    On the date hereof, the Agents shall have received the favorable opinion or opinions, dated the date hereof, of corporate counsel for the Company reasonably satisfactory to the Agents, in form and scope reasonably satisfactory to the Agents, to the following effect:

            (i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey. The Company has power and authority, corporate and other, to own its properties and to conduct its business as described in the Prospectus, as amended and supplemented, and to enter into and perform its obligations under this Agreement, any applicable Terms Agreement, the Indenture and the Notes.

          (ii)  The Prudential Insurance Company of America has been duly organized and is an existing stock life insurance company in good standing under the laws of the State of New Jersey.

          (iii)  To the extent that each of Prudential Holdings, LLC, Prudential Securities Incorporated, Pruco Life Insurance Company and Prudential Asset Management Holding Company is a "subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each such subsidiary has been duly incorporated and is an existing limited liability company or corporation, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization.

          (iv)  Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (v)  The issuance and sale of the Notes in an aggregate initial public offering price of $3,000,000,000 at any one time outstanding have been authorized by the Company. When executed, authenticated and delivered in accordance with the provisions of this Agreement, any applicable Terms Agreement, and the Indenture against payment of consideration therefor, the Notes will have been duly executed and delivered by, and will constitute valid and binding obligations of, the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (vi)  Such counsel does not know of any litigation or governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be described in the Prospectus, as amended or supplemented, and is not so described; and, to such counsel's knowledge, no legal or governmental proceeding is pending or is currently being threatened challenging the offering of the Notes that would be required to be described in the Prospectus, as amended or supplemented, and is not so described.

        (vii)  No authorization, decree, approval, consent, order, registration or qualification of or with any court or governmental authority, agency or official is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture, any applicable Terms Agreement or the Notes, or in connection with the offering, issuance or sale of the Notes or the consummation of any of the transactions contemplated therein, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities or "Blue Sky" laws (as to which such counsel need express no opinion).

        (viii)  The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, and the consummation by the Company of the transactions contemplated herein and therein, and compliance by the Company with its obligations hereunder and thereunder, will not result in a breach of, or default under, any material contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument known to such counsel (after due inquiry and investigation) to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or any New York, New Jersey or United States federal statute or law or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its properties, except to the extent that such breach, default or violation would not have individually or in the aggregate a Material Adverse Effect; provided, however, that, for purposes of this opinion (vii), such counsel need not express any opinion with respect to federal and state securities laws, other antifraud laws and fraudulent transfer laws.

          (ix)  (A) To such counsel's knowledge, each of the Company, and, to the extent that each of the following entities is a "subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, each of Prudential Holdings, LLC, Prudential Securities Incorporated, Pruco Life Insurance Company and Prudential Asset Management Holding Company, is registered in all capacities with each federal, state, local or other governmental authority and is registered with, a member of, or a participant in, each self-regulatory organization, in each case, as is necessary to conduct its business as described in or contemplated by the Prospectus except as set forth in the Prospectus, except where failure to be so registered would not have, individually or in the aggregate, a Material Adverse Effect; (B) to such counsel's knowledge, all such registrations and memberships are in full force and effect and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registrations or memberships, except as set forth in the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect; and (C) to such counsel's knowledge, each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, By-laws and similar requirements in connection with such registrations or memberships, as the case may be, except as set forth in the Prospectus and except as would not have, individually or in the aggregate, a Material Adverse Effect.

        In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of New Jersey and New York; that, insofar as such opinion involves factual matters, such counsel has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be responsible; and that such counsel has assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the form thereof examined by such counsel (or members of the Company's legal department acting under such counsel's supervision), that the Trustee's certificates of authentication of the Notes have been manually signed by one of the Trustee's authorized signatories and that the signatures on all documents examined by such counsel (or members of the Company's legal department acting under such counsel's supervision) are genuine (assumptions that such counsel has not independently verified). In addition, such counsel may state that such counsel has examined, or has caused members of the Company's legal department to examine, such corporate and partnership records, certificates and other documents, and such questions of law as such counsel has considered necessary or appropriate for the purposes of such opinion.

        Such counsel shall also state: (i) that the Registration Statement, as of its effective date, and the Prospectus, as amended or supplemented, as of the date thereof (or, if such opinion is being delivered in connection with the purchase of Notes by any Agent as principal pursuant to Section 7(c) hereof, at the date of the applicable Terms Agreement and at the Settlement Date with respect thereto), appeared on their face to be appropriately responsive in all material respects to the requirements of Act and the applicable rules and regulations of the Commission thereunder and (ii) that nothing that came to such counsel's attention in the course of the Company's review has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, as of the date thereof (or, if such opinion is being delivered in connection with the purchase of Notes by any Agent as principal pursuant to Section 7(c) hereof, at the date of the applicable Terms Agreement and at the Settlement Date with respect thereto), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may also state that to the extent any of the opinions of this Section 5(a) involve New Jersey law, such counsel has relied with the Agents' permission on the opinion of Susan L. Blount, Vice President and Deputy General Counsel of the Company, addressed to the Agents. Such counsel may also state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, as amended or supplemented. Such counsel may state that he does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus, as amended or supplemented.

        (b)    Legal Opinion of Counsel to Agents.    On the date hereof, the Agents shall have received the favorable opinion, dated the date hereof, of Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, in form and scope reasonably satisfactory to the Agents, with respect to the validity of the Indenture, the Notes, the Registration Statement and the Prospectus and other related matters as such Agent or Agents may reasonably request.

        (c)    Officers' Certificates.    At the date hereof, the Agents shall have received a certificate of the President or any Vice President and the Treasurer or any Assistant Treasurer of the Company, dated as of the date hereof, to the effect that (1) since the respective dates as of which information is given in the Prospectus, there has not been any material change in the stockholders' equity or long-term debt of the Company (other than as a result of the sale of (i) Notes, (ii) notes issued pursuant to the Company's Euro Medium-Term Note Programme or (iii) notes issued pursuant to the Medium-Term Note Program or Euro-Medium-Term Note Programme of Prudential Funding LLC) or any material adverse change, or any development which will involve a prospective material adverse change, in or affecting the business, financial condition or results of operations of the Company and its subsidiaries considered as a whole, (2) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (3) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied in connection with the performance of its obligations hereunder at or prior to the date of such certificate and (4) no Event of Default (as defined in the Indenture), or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

        (d)    Accountants' Letter.    At the date hereof, each Agent shall have received from PricewaterhouseCoopers LLC a letter in form and substance satisfactory to the Agents, dated as of the date hereof, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

        (e)    Further Conditions.    On or prior to (x) the time an Agent solicits offers to purchase the Notes as agents to the Company or (y) the time an Agent purchases Notes as principal pursuant to a Terms Agreement, as the case may be: (i) there shall not have occurred, since the date of the Terms Agreement in the case of a purchase by an Agent as principal, any downgrading nor shall any notice have been given of (A) downgrading, (B) any intended or potential downgrading or (C) any review or possible change with possible negative implications in the rating accorded any debt security or preferred stock of the Company by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; (ii) there shall not have been since the respective dates as to which information is given in the Prospectus, as then amended or supplemented, any material decrease in the stockholders' equity of the Company or any material increase in the consolidated long-term debt of the Company (other than as a result of the sale of (i) Notes, (ii) notes issued pursuant to the Company's Euro Medium-Term Note Programme or (iii) notes issued pursuant to the Medium-Term Note Program or Euro-Medium-Term Note Programme of Prudential Funding LLC) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, considered as a whole, in each case other than as set forth in the Prospectus, as then amended or supplemented, the effect of which in the judgment of the applicable Agent (which in the case of a syndicated issue, shall be the lead manager(s)) makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Notes from the Company or the purchase by such Agent of Notes from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus, as then amended or supplemented; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as then amended or supplemented, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of the Company or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Prospectus, as then amended or supplemented; (iii) (A) trading generally shall not have been suspended or materially limited on the New York Stock Exchange, the National Association of Securities Dealers, Inc. or in the over-the-counter market in debt securities, (B) trading of any securities of or guaranteed by the Company shall not have been suspended or materially limited on the New York Stock Exchange, the National Association of Securities Dealers, Inc. or in any over-the-counter market in debt securities, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal, New York State or New Jersey authorities nor shall a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction have occurred, or (D) there shall not have occurred any outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or any other calamity or crisis involving the United States or any change in national or international financial, political or economic conditions or currency exchange rates or controls that, in the judgment of such Agent or Agents (which in the case of a syndicated issue, shall be the lead manager(s)), is material and adverse and which in the judgment of such Agent or Agents (which in the case of a syndicated issue, shall be the lead manager(s)) makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Notes from the Company or the purchase by such Agent of Notes from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented at the time an offer to purchase was solicited or at the time such offer to purchase was made; and (iv) no Event of Default, or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

SECTION 6. Delivery of and Payment for Notes Sold Through the Agents.

        Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the relevant Agent shall promptly notify the Company and deliver the Note to the Trustee, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return the amount of such payment to such Agent in immediately available funds. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. Additional Covenants of the Company.

        The Company covenants and agrees with each Agent that:

        (a)    Reaffirmation of Representations and Warranties.    Each acceptance by the Company of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), and each delivery of Notes (whether to an Agent as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties contained in this Agreement are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the applicable Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented at each such time).

        (b)    Subsequent Delivery of Certificates.    Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (excluding a Pricing Supplement), including through the filing of an annual report on Form 10-K or interim report on Form 10-Q or, if such delivery is requested by an Agent, any other document under the Exchange Act, (ii) the Company sells Notes to an Agent as principal and in connection therewith such delivery has been agreed to by the Company and such Agent, or (iii) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished promptly to the Agents or the applicable Agent, as the case may be, certificates dated the date of such amendment or supplement or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents or the applicable Agent, as the case may be, to the effect that the statements contained in the certificates referred to in Section 5(d) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at such time) or, in lieu of any such certificates, certificates of the same tenor as the corresponding certificates referred to in said Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented at the time of delivery of such certificate.

        (c)    Subsequent Delivery of Legal Opinions.    Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (excluding a Pricing Supplement), including through the filing of an annual report on Form 10-K or interim report on Form 10-Q or, if such delivery is requested by an Agent, any other document under the Exchange Act, (ii) the Company sells Notes to an Agent as principal and in connection therewith such delivery has been agreed to by the Company and such Agent, or (iii) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished promptly to the Agents or the applicable Agent, as the case may be, the written opinion of corporation counsel of the Company reasonably acceptable to the Agents, or other counsel reasonably acceptable to the Agents. In the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement, if called for by the applicable Terms Agreement, the Agent may request an opinion of counsel to the Agents. In each case, the foregoing opinions shall be dated the date of delivery of such opinions, in form and scope satisfactory to the Agents or the applicable Agent, as the case may be, of the same tenor as the opinions referred to in Sections 5(a) and (b), as applicable, hereof (except that, in the case of any interim report filed on Form 10-Q or other document or annual report on Form 10-K filed under the Exchange Act, such opinions need not be rendered as to the good standing of the entities referred to in Sections 5(a)(ii) and (iii) hereof or as to the matters referred to in Section 5(a)(ix) hereof), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented at the time of delivery of such opinions or, in lieu of any such opinion, counsel last furnishing such opinion to the Agents shall furnish to the Agents or the applicable Agent, as the case may be, a letter to the effect that the Agents or the applicable Agent, as the case may be, may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at the time of delivery of such letter authorizing reliance).

        (d)    Subsequent Delivery of Accountants' Letter.    Each time that (i) the Company files, amends or supplements an annual report on Form 10-K or interim report on Form 10-Q under the Exchange Act or (ii) the Company sells Notes to an Agent as principal and in connection therewith such delivery has been agreed to by the Company and such Agent, the Company shall furnish or cause to be furnished forthwith to the Agents or the applicable Agent, as the case may be, (i) a letter from its certified public accountants in form satisfactory to the Agents or applicable Agent of the same tenor as the letter referred to in Section 5(e), or, (ii) in the case of an interim report on Form 10-Q, a review letter from such accountants in conformity with the requirements of Statement of Accounting Standards No. 71, modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

SECTION 8. Indemnification.

        (a)    Indemnification of the Agents.    The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any action or claim as to which it is entitled to indemnification hereunder as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus as so amended or supplemented in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein.

        (b)    Indemnification of the Company.    Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement or Prospectus as so amended or supplemented in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d)  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents with respect to such Notes purchased under this Agreement, in each case as set forth in Schedule A hereto. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to or placed by it with investors were offered to investors exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

        (e)  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Agents under this Section 8 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

SECTION 9. Payment of Expenses.

        The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including:

            (i)  The preparation, printing, reproduction, filing and delivery to the Agents of the Registration Statement and the Prospectus and all supplements and amendments thereto;

          (ii)  The preparation, reproduction, filing and delivery to the Agents of this Agreement, the Indenture, any Terms Agreement the calculation agency agreement, if any, and all amendments or supplements, if any, to the foregoing;

          (iii)  The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry Notes;

          (iv)  The fees and disbursements of the Company's counsel, of the Trustee and its counsel, and of any calculation agent and its counsel;

          (v)  The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes, and any amendment or supplement to this Agreement, the Indenture, any Terms Agreement, the Registration Statement or the Prospectus or the Notes, and, if agreed to by the Company and the applicable Agent, any purchase of Notes by such Agent as principal;

          (vi)  The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; and

        (vii)  Any fees charged by rating agencies for the rating of the Notes.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery.

        All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 11. Termination.

        (a)    Termination of this Agreement.    This Agreement (excluding any agreement hereunder then in effect by any Agent to purchase Notes as principal) may be terminated for any reason, at any time by the Company (with respect to one or all of Agents) or by an Agent (with respect to itself) upon the giving of written notice of such termination to the other parties hereto.

        (b)    General.    In the event of any termination of this Agreement or any agreement to purchase Notes as principal pursuant to the terms hereof, no party will have any liability to any other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Sections 3(b) and 3(c) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Sections 8, 9, 10, 11, 14 and 15 hereof shall survive any such termination and remain in effect.

SECTION 12. Default by an Agent Purchasing Notes as Principal.

        With respect to a syndicated issue, if one or more of the Agents purchasing Notes as principal hereunder shall fail to purchase the Notes which it or they agreed to purchase (the "Defaulted Notes"), then the lead nondefaulting Agent shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Agents, or any other agent, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements are not completed within such 24-hour period, then:

            (i)  if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Agents, then the nondefaulting Agent or Agents shall be obligated to purchase the entire aggregate principal amount of the Defaulted Notes in the proportion(s) that it or their respective underwriting obligations under the applicable agreement to purchase such Notes as principal bear to the underwriting obligations of all nondefaulting Agents.

          (ii)  if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Agents, then the nondefaulting Agent or Agents shall not be under any obligation to purchase any of the Notes agreed by the Agents to be purchased as principal in such transaction and the applicable agreement to purchase such Notes as principal shall terminate without liability on the part of any nondefaulting Agent or Agents.

        Nothing herein shall relieve a defaulting Agent of its liability, if any, to the Company and any nondefaulting Agent for its default hereunder.

        In the event of a default by any Agent as set forth in this Section 12 which does not result in the termination of the applicable agreement to purchase Notes as principal, the Settlement Date with respect to such purchase of Notes as principal shall be postponed for such period, not exceeding seven days, as the lead nondefaulting Agent shall determine in order that the required changes in the Prospectus or arrangements may be effected.

SECTION 13. Notices.

        Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

  If to the Company:

Prudential Financial, Inc. Two Gateway Center 100 Mulberry Street, 5th Floor Newark, NJ 07102-5096
Attention:	Debt Management Group
Telecopy:	973-802-6096
Telephone:	800-628-3863

  If to J.P. Morgan Securities Inc.:

J.P. Morgan Securities Inc. 270 Park Avenue, 7th Floor New York, NY 10017
Telecopy:	212-834-6702
Telephone:	212-834-5710
Attention:	Transaction Execution Group

  If to Banc of America Securities LLC:

Banc of America Securities LLC NY1-301-2M-01 9 West 57th Street New York, NY 10019
Telecopy:	212-847-6466
Telephone:	212-847-5184
Attention:	High Grade Capital Markets

  If to Bear, Stearns & Co. Inc.:

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, NY 10179
Telecopy:	212-272-6227
Telephone:	212-272-5373
Attention:	Medium-Term Note Desk

  If to Citigroup Global Markets Inc.:

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013
Telecopy:	212-723-8670
Telephone:	212-723-6104
Attention:	Medium-Term Notes

  If to Lehman Brothers Inc.:

Lehman Brothers Inc. 745 Seventh Avenue New York, NY 10019
Telecopy:	212-526-0943
Telephone:	212-526-9664
Attention:	MTN Desk/Fixed Income Syndicate (copy to General Counsel)

  If to Wachovia Securities, Inc.:

Wachovia Securities, Inc. One Wachovia Center, TW-8 301 South College Street Charlotte, NC 28288
Telecopy:	704-383-9165
Telephone:	704-383-7460
Attention:	Debt Capital Markets

or at such other address as any such party may designate from time to time by notice duly given to the other parties hereto in accordance with the terms of this Section 13.

SECTION 14. Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 15. Parties and Successors.

        This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Counterparts.

        This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof and all of which shall constitute one and the same document.

SECTION 17. Captions.

        The captions to this Agreement are for convenience of reference only and shall not define, limit or amplify any of the terms or the provisions hereof.

SECTION 18. Severability of Provisions.

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 19. Amendments.

        This Agreement may be amended by any instrument in writing signed by all of the parties hereto.

        If the foregoing is in accordance with our agreement, please indicate your agreement and acceptance hereof in the space provided for that purpose below.

Very truly yours,
PRUDENTIAL FINANCIAL, INC.
By:
Name: Title:
Agreed and Accepted:
J.P. MORGAN SECURITIES INC.
By:
Name: Title:
BANC OF AMERICA SECURITIES LLC
By:
Name: Title:
BEAR, STEARNS & CO. INC.
By:
Name: Title:
CITIGROUP GLOBAL MARKETS INC.
By:
Name: Title:
LEHMAN BROTHERS INC.
By:
Name: Title:
WACHOVIA SECURITIES, INC.
By:
Name: Title:

SCHEDULE A

        As compensation for the services of the Agents hereunder, the Company agrees to pay to each Agent, on a discount basis, a commission for the sale of each Note through such Agent in an amount equal to the product of the principal amount (or, in the case of Notes issued with original issue discount, principal amount at maturity) of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 9 months but less than 18 months	.150%
From 18 months but less than 2 years	..200%
From 2 years but less than 3 years	..250%
From 3 years but less than 4 years	..350%
From 4 years but less than 5 years	..450%
From 5 years but less than 6 years	..500%
From 6 years but less than 7 years	..550%
From 7 years but less than 10 years	..600%
From 10 years but less than 15 years	..625%
From 15 years but less than 20 years	..675%
From 20 years to and including 30 years	..750%
More than 30 years	To be determined at time of sale

Sch-A-1

EXHIBIT A

FORM OF CONFIRMATION LETTER

To:	[Insert name and address of new Agent]	[Date]

Prudential Financial, Inc. (the "Company")
Medium-Term Notes, Series B,
 Due One Year or More from Date of Issue

Ladies and Gentlemen:

        We refer to the Distribution Agreement, dated April 25, 2003 (as amended from time to time, the "Agreement"), entered into with respect to the Company's Medium-Term Notes, Series B, Due One Year or More from Date of Issue (the "Notes"), and hereby acknowledge receipt of your Accession Letter to us dated                        .

        In accordance with Section 1(a)(i) of the Agreement and your Accession Letter, we hereby confirm that, with effect from the date hereof, you shall become a party to the Agreement vested with all of the authority, rights, powers, duties and obligations of an Agent, as if originally named as an Agent under the Agreement, for purposes of the issue of $                         aggregate principal amount of [Title of Notes].

Very truly yours,
PRUDENTIAL FINANCIAL, INC.
By:

Name:
Title:
cc:
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Lehman Brothers Inc.
Wachovia Securities, Inc.

A-1

EXHIBIT B

ACCESSION LETTER

To:
Prudential Financial, Inc.
751 Broad Street
Newark, New Jersey 07102
Attention: Debt Management Group                                                                                                  [Date]

Prudential Financial, Inc. (the "Company")
Medium-Term Notes, Series B,
 Due One Year or More from Date of Issue

Ladies and Gentlemen:

        We refer to the Distribution Agreement, dated April 25, 2003 (as amended from time to time, the "Agreement"), entered into with respect to the above-referenced Medium-Term Notes (the "Notes"), and made between the Company and the Agents parties thereto.

        We confirm that we are in receipt of the documents referenced below:

    (a)
    the Agreement,

    (b)
    the Registration Statement and the Prospectus referred to in the Agreement, and

    (c)
    the Indenture referred to in the Agreement,

        and have found them to our satisfaction.

        For purposes of the Agreement, our notice details are as follows:

[Insert name, address, telephone, telex and attention].

        In consideration of the Company appointing us as an Agent in respect of $            aggregate principal amount of [Title of Notes] (the "Applicable Notes") under the Agreement, we hereby agree, for the benefit of the Company and each of the other Agents, that all of the terms and conditions (including commission and discount rates) of the Agreement apply in relation to the Applicable Notes.

        This letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                      Very truly yours,

                      [Insert name of new Agent]

B-1

EXHIBIT C

ADMINISTRATIVE PROCEDURES

for Fixed and Floating Rate Medium-Term Notes, Series B
(Dated as of April 25, 2003)

        Medium-Term Notes, Series B, Due One Year or More from Date of Issue (the "Notes"), are to be offered on a continuing basis by Prudential Financial, Inc., a New Jersey corporation (the "Company"), to or through J.P. Morgan Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Lehman Brothers Inc., and Wachovia Securities, Inc. (each an "Agent" and, collectively, the "Agents"), pursuant to a Distribution Agreement, dated April 25, 2003 (the "Distribution Agreement"), between the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case the Agents will act as agents of the Company in soliciting Note purchases.

        The Company reserves the right to sell Notes directly on its own behalf pursuant to the Distribution Agreement. The Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. No Agent shall have an obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with the Distribution Agreement. Only those provisions in these Administrative Procedures that are applicable to the particular role that the Agents will perform shall apply.

        The Notes will be issued as a series of debt securities pursuant to a Senior Debt Securities Indenture dated as of April 25, 2003 (as amended or supplemented from time to time, the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (together with any successor in such capacity, the "Trustee"). All references herein to the Trustee in any context shall be deemed to be references to JPMorgan Chase Bank acting in one of the following capacities as is appropriate in the context: Trustee, Security Registrar, DTC custodian, DTC participant, transfer agent or paying agent with respect to the Notes.

        The Notes will be issued in book-entry form and represented by one or more fully registered Notes (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus (as defined in the Distribution Agreement).

        General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

PART I: PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/Authentication:	Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.
Maturities:	Each Note will mature on a date (the "Stated Maturity Date") selected by the investor or other purchaser and agreed to by the Company one year or more from its Original Issue Date.
Registration:	Unless otherwise provided in the applicable Pricing Supplement, Notes will be issued only in fully registered form.
Specified Currency:	The Notes will be denominated in U.S. dollars or such other currency or currencies (including composite currencies) as provided in the applicable Pricing Supplement.
Denominations:
The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, or, if the Notes are denominated in a specified currency other than U.S. dollars, their equivalents in such specified currency.
Base Rates applicable to Floating Rate Notes:
Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes (except for certain Original Issue Discount Notes) will bear interest at a rate or rates determined by reference to the CD Rate ("CD Rate Notes"), the Commercial Paper Rate ("Commercial Paper Rate Notes"), the CMT Rate ("CMT Rate Notes"), the Eleventh District Cost of Funds Rate ("Eleventh District Cost of Funds Rate Notes"), the Federal Funds Rate ("Federal Funds Rate Notes"), LIBOR ("LIBOR Notes"), the Prime Rate ("Prime Rate Notes") or the Treasury Rate ("Treasury Rate Notes"), or such other domestic or foreign interest rate or exchange rate indices or other indices as may be set forth in the applicable Note and related Pricing Supplement, or by reference to one or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.
Redemption/Repayment:
Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to redemption at the option of the Company or subject to repayment at the option of the holders prior to their stated maturities.
Calculation of Interest:	In the case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or Rates plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

Unless otherwise provided in the applicable Pricing Supplement, accrued interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes, or by the actual number of days in the year in the case of CMT Rate Notes or Treasury Rate Notes. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Base Rates applied.
Interest:
General. Each Note will bear interest in accordance with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period, or, for all subsequent interest periods from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided to but excluding the applicable Interest Payment Date or the Maturity Date or date of earlier redemption or repayment, as the case may be (the Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

If any Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the payment of interest required to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day. If any Interest Payment Date (other than the Maturity Date) with respect to any Floating Rate Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note (or a Floating Rate Note for which LIBOR is an applicable Base Rate), if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest required to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date.

Regular Record Dates. Unless otherwise provided in the applicable Pricing Supplement, the "Regular Record Date" for a Fixed Rate Note shall be March 1 or September 1, as the case may be, preceding the applicable Interest Payment Date, while the "Regular Record Date" for a Floating Rate Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided however, that the first payment of interest on any Note issued between a Record Date and the related Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semi-annually on March 15 and September 15 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Floating Rate Note and related Pricing Supplement.
Acceptance and Rejection of Offers from Solicitation as Agents:
If agreed upon by any Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will use its reasonable efforts to solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of the Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Company's agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.
Preparation of Pricing Supplement:
If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing Supplement shall include:
	1.	the name of the Company;
	2.	the title of the Notes;
	3.	the date of the Pricing Supplement and the Prospectus;
	4.	the name of the Offering Agent (as defined below);

5.	whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;
6.
with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;
7.
with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;
8.	the Offering Agent's commission or underwriting discount;
9.	Net proceeds to the Company;
10.
the Principal Amount, Original Issue Date, Stated Maturity Date, Redemption Date or Period, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Renewal provision, if any, and Repayment Date or Period, if any, and, in the case of Fixed Rate Notes, the Interest Rate, the Interest Payment Dates (if other than March 15 and September 15 of each year) and the Regular Record Dates (if other than March 1 and September 1 of each year), and, in the case of Floating Rate Notes, the Base Rate or Rates, the Index Maturity (if applicable), the Initial Interest Rate, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Dates, the Interest Reset Dates, the Spread and/or Spread Multiplier, if any, the Regular Record Dates and the Calculation Agent;
11.	the specified currency, being the currency or currencies (including composite currencies) for the payment of principal, premium (if any) and interest with respect to each Note;
12.	if the Notes are denominated in a specified currency other than U.S. dollars, the applicable exchange rate and the applicable exchange rate agent;
13.
the information with respect to the terms of the Notes set forth below (whether or not the applicable Note is represented by a Global Note or is a Certificated Note) under "Procedures for Notes Issued in Book-Entry Form—Settlement Procedures", items 1, 2, 6, 7 and 8; and
14.	any other provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus or Pricing Supplement.

The Company (i) will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than 11:00 a.m. on the Business Day following the applicable trade date (unless otherwise agreed between the Company and the Agents), deliver the number of copies of such Pricing Supplement to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") as such Offering Agent shall request and to the Trustee at the following applicable addresses:
if to J.P. Morgan Securities Inc:,
270 Park Avenue 8th Floor New York, NY 10017 Attention: Medium-Term Note Desk Telephone (212) 834-4421 Telecopier (212) 834-6081;
if to Banc of America Securities LLC:
NY1-301-2M-01 9 West 57th Street New York, NY 10019 Attention: High Grade Capital Markets Telephone (212) 847-5184 Telecopier (212) 847-6466;
if to Bear, Stearns & Co. Inc.:
383 Madison Avenue New York, NY 10179 Attention: Medium-Term Note Desk Telephone (212) 272-5373 Telecopier (212) 272-6227;
if to Citigroup Global Markets Inc.:
388 Greenwich Street New York, NY 10013 Attention: Medium-Term Notes Telephone (212) 723-6104 Telecopier (212) 723-8670;
if to Lehman Brothers Inc.:
745 Seventh Avenue New York, NY 10019 Attention: MTN Desk/Fixed Income Syndicate Telephone (212) 526-9664; Telecopier (646) 526-0943;

if to Wachovia Securities, Inc.:
One Wachovia Center, TW-8, 301 South College Street Charlotte, NC 28288 Attention: Debt Capital Markets Telephone (704) 383-7460 Telecopier (704) 383-9165.
and if to JPMorgan Chase Bank:
4 New York Plaza, 15th Floor New York, NY 10004 Telephone (212) 623-5493 Telecopier (212) 623-6274

In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.
Settlement:
The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement". Offers accepted by the Company will be settled from three to five Business Days, or at such time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedure Timetable" with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.
The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing Rates or Other Variable Terms:
When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures".
Suspension of Solicitation; Amendment or Supplement:
The Company may instruct the Agents, as agents, to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses:
J.P. Morgan Securities Inc. 270 Park Avenue 7th Floor New York, NY 10017 Attention: Transaction Execution Group Telephone (212) 834-5710 Telecopier (212) 834-6702;
Banc of America Securities LLC 9 West 57th Street NY1-301-2M-01 New York, NY 10019 Attention: High Grade Capital Markets Telephone (212) 847-5184 Telecopier (212) 847-6466;

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, NY 10179 Attention: Medium-Term Note Desk Telephone (212) 272-5373 Telecopier (212) 272-6227;
Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attention: Medium-Term Notes Telephone (212) 723-6104 Telecopier (212) 723-8670;
Lehman Brothers Inc. 745 Seventh Ave. New York, NY 10019 Attention: MTN Desk/Fixed Income Telephone (212) 526-7430 Telecopier (646) 758-5027; and
Wachovia Securities, Inc. One Wachovia Center, TW-8 301 South College Street Charlotte, NC 28288 Attention: Debt Capital Markets Telephone (704) 383-7460 Telecopier (704) 383-9165.
JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, NY 10004 Telephone (212) 623-5493 Telecopier (212) 623-6274

In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Agents and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and applicable Pricing Supplement:
A copy of the most recent Prospectus and applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.
Authenticity of Signatures:
The Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.
Documents Incorporated by Reference:	The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Registration Statement or the Prospectus.
Business Day:
As used herein, "Business Day" means, unless otherwise provided in the applicable Pricing Supplement: (i) any day that is not a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to any LIBOR Note (or any Floating Rate Note for which LIBOR is an applicable Base Rate), a "Business Day" also must be a day that is a London Business Day; (ii) if the Note is denominated in a specified currency other than U.S. dollars or euros, a day that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the Principal Financial Center (as defined in the Note) of the country issuing the specified currency; and (iii) if the specified currency is euro, any day, on which the Trans-European Automated Real- time Gross settlement Express Transfer (TARGET) system, or any successor system is open for business. As used herein, "London Business Day" means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency (as defined in the Prospectus) in London.

PART II: PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

        In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated April 25, 2003, and a Certificate Agreement, dated November 13, 2001, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:	All Fixed Rate Notes issued in book-entry form having the same Original Issue Date, Interest Rate, Interest Payment Dates, Regular Record Dates, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the "Fixed Rate Terms") will be represented by one or more global securities in fully registered form without coupons (each, a "Global Note"); and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, formula for the calculation of interest, and specifying the Base Rate, which may be the CD Rate, the Commercial Paper Rate, the CMT Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula set forth by the Company, Initial Interest Rate, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Interest Reset Dates and Stated Maturity Date (collectively, the "Floating Rate Terms") will be represented by one or more Global Notes.
For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.
Except as provided in the Indenture, no owner of a beneficial interest in a Global Note shall be entitled to receive any Certificated Note with respect to such beneficial interest.

Identification:
The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Global Notes issued in book-entry form in an aggregate principal amount in excess of $500,000,000 and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.
Registration:
Unless otherwise specified by DTC, each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.
Transfers:
Transfers of beneficial ownership interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:
The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).
Denominations:
Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiplies of $1,000 in excess thereof. Global Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note then one Global Note will be issued to represent each $500,000,000 principal amount of such Global Note or Notes issued in book-entry form and an additional Note or Global Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal and Interest:
Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest (if then ascertainable) to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment".

Notice of Interest Payments. Promptly after each Interest Determination Date for Floating Rate Notes issued in book-entry form, the Company will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest (if then ascertainable) and premium, if any, to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payment, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of such Global Note, together with interest and premium, if any, due on the Maturity Date, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, interest and premium, if any, due on the Maturity Date of such Global Note, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, shall paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City Time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, premium, if any, or interest on, the Global Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment or a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.
Settlement Procedures:	Settlement Procedures with regard to each Note in book-entry form purchased by an Agent, as principal, or sold by an Agent, as agent of the Company, will be as follows:
	A.	The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:
		1.	Principal amount of the Note.
		2.	The specified currency, being the currency or currencies (including composite currencies) for the payment of principal, premium (if any) and interest with respect to each Note.
		3.	If the Note is denominated in a specified currency other than U.S. dollars, the applicable exchange rate and the applicable exchange rate agent.
		4.	(a)	Fixed Rate Notes:
				(i)	Interest Rate
				(ii)	Interest Payment Dates
				(iii)	Regular Record Dates
			(b)	Floating Rate Notes:
				(i)	Base Rate or Rates

		(ii)	Initial Interest Rate
		(iii)	Spread and/or Spread Multiplier, if any
		(iv)	Interest Reset Dates
		(v)	Interest Reset Period
		(vi)	Interest Payment Dates
		(vii)	Index Maturity
		(viii)	Maximum and/or Minimum Interest Rates, if any
		(ix)	Calculation Agent
	5.	Price to public, if any, of the Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).
	6.	Trade Date.
	7.	Settlement Date (Original Issue Date).
	8.	Stated Maturity Date.
	9.	Redemption provisions, if any.
	10.	Renewal provisions, if any.
	11.	Repayment provisions, if any.
	12.	Net proceeds to the Company.
	13.	The Offering Agent's commission or underwriting discount.
	14.	Whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.
	15.	Whether such Note is being issued with Original Issue Discount and the terms thereof.
	16.	Such other information specified with respect to such Note (whether by Addendum or otherwise).
B.
The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent.
C.	The Trustee will communicate to DTC and the Offering Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information:
	1.	The information set forth in the Settlement Procedure A.
	2.	Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

	3.	Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note.
4.
Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).
	5.	CUSIP number of the Global Note representing such Note.
	6.	Whether such Global Note represents any other Notes issued or to be issued in book-entry form.
7.
DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.
D.	The Trustee will complete and authenticate the Book-Entry Note representing such Note.
E.	DTC will credit such Note to the participant account of the Trustee maintained by DTC.
F.
The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.
G.
In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.
I.
Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.
J.
The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.
K.
If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.
Settlement Procedures Timetable:	For offers to purchase Notes accepted by the Company, Settlement Procedures A through K set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:
SETTLEMENT PROCEDURE	TIME
A	11:00 a.m. on the trade date
B	As soon as practicable following the trade, but in no event later than 12:00 noon on the second Business Day immediately preceding the Settlement Date
C	As soon as practicable following the trade, but in no event later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date
D	9:00 a.m. on Settlement Date
E	10:00 a.m. on Settlement Date
F-G	No later than 2:00 p.m. on Settlement Date
H	4:45 p.m. on Settlement Date
I-J	5:00 p.m. on Settlement Date

If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.
Failure to Settle:
If the Trustee fails to enter an SDFS deliver order with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certification of disposition of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

PART III: PROCEDURES FOR CERTIFICATED NOTES

Denominations:	The Certificated Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Payments of Principal and Interest:
Upon presentment and delivery of the Certificated Note, the Trustee upon receipt of immediately available funds from the Company will pay the principal of, and premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than the Regular Record Date relating to the applicable Interest Payment Date.

The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest (if then ascertainable) to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be disposed of in accordance with its customary procedures, and the Trustee shall furnish to the Company a certificate with respect to such disposition.
Settlement Procedures:	Settlement Procedures with regard to each Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:
A.	The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated Note:
	1.	Exact name in which the Certificated Note(s) is to be registered (the "Registered Owner").
	2.	Exact address or addresses of the Registered Owner for delivery, notices and payments of principal and interest.
	3.	Taxpayer identification number of the Registered Owner.
	4.	Principal amount.
	5.	Denomination.

6.	The specified currency, being the currency or currencies (including composite currencies) for the payment of principal, premium (if any) and interest with respect to each Certificated Note.
7.	If the Certificated Note is denominated in a specified currency other than U.S. dollars, the applicable exchange rate and the applicable exchange rate agent.
8.	(a)	Fixed Rate Notes:
		(i)	Interest Rate
		(ii)	Interest Payment Dates
		(iii)	Regular Record Dates
	(b)	Floating Rate Notes:
		(i)	Base Rate or Rates
		(ii)	Initial Interest Rate
		(iii)	Spread and/or Spread Multiplier, if any
		(iv)	Interest Reset Dates
		(v)	Interest Reset Period
		(vi)	Interest Payment Dates
		(vii)	Index Maturity
		(viii)	Maximum and/or Minimum Interest Rates, if any
		(ix)	Calculation Agent
9.	Price to public of the Certificated Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).
10.	Trade Date.
11.	Settlement Date (Original Issue Date).
12.	Stated Maturity Date.
13.	Redemption provisions, if any.
14.	Renewal provisions, if any.
15.	Repayment provisions, if any.
16.	Net proceeds to the Company.
17.	The Offering Agent's commission or underwriting discount.
18.	Whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

	19.	Whether such Note is being issued with Original Issue Discount and the terms thereof.
	20.	Such other information specified with respect to such Note (whether by Addendum or otherwise).
B.
After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will prepare a Pricing Supplement to the Prospectus and deliver copies to the Agent and will cause the Trustee to issue, authenticate and deliver Notes.
C.	The Trustee will complete the Certificated Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2", and "Stub 3"):
	1.	Certificated Note with the Offering Agent's confirmation, if traded on a principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.
	2.	Stub 1 for Trustee.
	3.	Stub 2 for Offering Agent.
	4.	Stub 3 for the Company.
D.	With respect to each trade, the Trustee will deliver the Certificated Notes and Stub 2 thereof to the Offering Agent at the following applicable addresses:
J.P. Morgan Securities Inc. 34 Exchange Place, Plaza 2 4th Floor Jersey City, NJ 07311 Attention: Salvatore Giallanza Telephone (201) 524-8490 Telecopier (201) 200-0182;
Banc of America Securities LLC c/o The Bank of New York One Wall Street, 3rd Floor Dealers Clearance, Window B, A/C New York, NY 10005;
Bear, Stearns & Co. Inc. 383 Madison Avenue New York, NY 10179 Attention: Medium Term Note Desk Telephone (212) 272-5373 Telecopier (212) 272-6227;

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attention: Medium-Term Notes Telephone (212) 723-6104 Telecopier (212) 723-8670;
Lehman Brothers Inc. 745 Seventh Ave. New York, NY 10019 Attention: MTN Desk/Fixed Income Syndicate Telephone (212) 526-9664 Telecopier (646) 758-0943; and
Wachovia Securities, Inc. One Wachovia Center, TW-8 301 South College Street Charlotte, NC 28288 Attention: Debt Capital Markets Telephone (704) 383-7460 Telecopier (704) 383-9165.

The Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.
E.
In the case of Certificated Notes sold through the Offering Agent, as agent, the Offering Agent will deliver the Certificated Note (with the confirmation), as well as a copy of the Prospectus and the applicable Pricing Supplement received from the Trustee to the purchaser against payment in immediately available funds.
F.	The Trustee will send Stub 3 to the Company.

Settlement Procedures Timetable:
For offers to purchase Certificated Notes accepted by the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:
SETTLEMENT PROCEDURE	TIME
A	11:00 a.m. on the trade date
B	3:00 p.m. on Business Day prior to Settlement Date
C-D	2:15 p.m. on Settlement Date
E	3:00 p.m. on Settlement Date
F	5:00 p.m. on Settlement Date
Failure to Settle:	In the case of Certificated Notes sold through the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Certificated Note to the Trustee.

The Trustee, upon receipt of the Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for the Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and dispose of the Certificated Note, make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and accordingly notify in writing the Company.

EXHIBIT D

FORM OF TERMS AGREEMENT

TERMS AGREEMENT

Prudential Financial, Inc.
Medium-Term Notes, Series B
Due                        , 200    (the "Notes")

Dated:

To:
Prudential Financial, Inc.
Two Gateway Center
100 Mulberry Street, 5thFloor
Newark, New Jersey 07102-5096

Re:
Distribution Agreement dated as of April 25, 2003
(the "Distribution Agreement")

        The following terms are hereby agreed to by the Agents named herein and the Company in connection with the sale of the Notes:

Principal Amount: $

Method of Resale:

  [    ] varying prices related to prevailing market prices at the time of resale to be determined by the applicable Agent.
  [    ] a fixed offering price of 100% of the Principal Amount.
  [    ] a fixed offering price of            % of the Principal Amount.

Interest Rate:

  If Fixed Rate Note:

    Interest Rate:
    Interest Payment Dates (if other than March 15 and September 15):
    Regular Record Dates (if other than March 1 and September 1):

  If Floating Rate Note:

    Base Rate or Rates:

      If LIBOR:

        (i)
        LIBOR Telerate ☐ or LIBOR Reuters ☐
        (ii)
        Designated LIBOR Page:
        (iii)
        Designated LIBOR Currency:

      If CMT Rate:

        (i)
        Designated CMT Telerate Page:
        (ii)
        Designated CMT Maturity Index:

    Initial Interest Rate:
    Spread, if any:
    Spread Multiplier, if any:

    Interest Reset Date(s):
    Interest Reset Period:
    Interest Payment Date(s):
    Record Dates:
    Index Maturity:
    Maximum Interest Rate, if any:
    Minimum Interest Rate, if any:
    Calculation Agent:

If Redeemable:

  Redemption Date(s) or Period(s):
  Initial Redemption Date, if any:
  Initial Redemption Percentage:
  Annual Redemption Percentage Reduction, if any:

If Repayable:

  Repayment Date(s) or Period(s):

Stated Maturity Date:

Trade Date:

Original Issue Date:

Agents:

        The Agents named below, subject to the terms and provisions of the Distribution Agreement, which is incorporated herein in its entirety and made a part hereof, have severally agreed to purchase from Prudential Financial, Inc., and Prudential Financial, Inc. has agreed to sell to the Agents, the principal amount of notes set forth opposite their respective names.

Agents	Principal Amount of Notes

Agent's Discount or Commission:

Selling Concession per Note:

Reallowance per Note:

Settlement Date and Time:

Other Provisions, if any:

In connection with the purchase of Notes by the Agents, the following wil required:

  Officers' Certificates pursuant to Section 7(b) of the Distribution Agreement.

  Legal Opinions pursuant to Section 7(c) of the Distribution Agreement.

  Accountant's Letter pursuant to Section 7(d) of the Distribution Agreement.

  Stand-Off Agreement pursuant to Section 4(d) of the Distribution Agreement.

        Payment shall be made to the Company pursuant to the terms of the Distribution Agreement, in immediately available funds.

        Unless otherwise defined herein, terms defined in the Distribution Agreement shall be used herein as therein defined.

        Please accept this offer no later than                        , 200    by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,
[NAME(S) OF AGENT(S)]

By:

Name:
Title:
Accepted:
PRUDENTIAL FINANCIAL, INC.
By:

Name:
Title:

ANNEX 1

        The following terms if applicable, shall be agreed to by the applicable Agent and the Company in connection with each sale of Notes:

Principal Amount: $

Method of Resale:

  [    ] varying prices related to prevailing market prices at the time of resale to be determined by the applicable Agent.
  [    ] a fixed offering price of 100% of the Principal Amount.
  [    ] a fixed offering price of            % of the Principal Amount.

Interest Rate:

  If Fixed Rate Note:

    Interest Rate:
    Interest Payment Dates (if other than March 15 and September 15):
    Regular Record Dates (if other than March 1 and September 1):

  If Floating Rate Note:

    Base Rate or Rates:

      If LIBOR:

        (i)
        LIBOR Telerate ☐ or LIBOR Reuters ☐
        (ii)
        Designated LIBOR Page:
        (iii)
        Designated LIBOR Currency:

      If CMT Rate:

        (i)
        Designated CMT Telerate Page:
        (ii)
        Designated CMT Maturity Index:

    Initial Interest Rate:
    Spread, if any:
    Spread Multiplier, if any:
    Interest Reset Date(s):
    Interest Payment Date(s):
    Index Maturity:
    Maximum Interest Rate, if any:
    Minimum Interest Rate, if any:
    Calculation Agent:

If Redeemable:

  Redemption Date(s) or Period(s):
  Initial Redemption Date, if any:
  Initial Redemption Percentage:
  Annual Redemption Percentage Reduction, if any:

If Repayable:

  Repayment Date(s) or Period(s)

Stated Maturity Date:

Trade Date:

1

Original Issue Date:

Agent:

Agent's Discount or Commission:

Settlement Date and Time:

Other Provisions, if any:

        Also, in connection with the purchase of Notes by the applicable Agent as principal, agreement as to whether the following will be required:

  Terms Agreement pursuant to Section 3(b) of the Distribution Agreement, substantially in the form of Exhibit D hereto.

  Officers' Certificates pursuant to Section 7(b) of the Distribution Agreement.

  Legal Opinions pursuant to Section 7(c) of the Distribution Agreement.

  Accountant's Letter pursuant to Section 7(d) of the Distribution Agreement.

  Stand-Off Agreement pursuant to Section 4(d) of the Distribution Agreement.

2

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  Exhibit 1.8
PRUDENTIAL FINANCIAL, INC. $3,000,000,000 Medium-Term Notes, Series B Due One Year or More from Date of Issue DISTRIBUTION AGREEMENT
  SCHEDULE A
FORM OF CONFIRMATION LETTER
  EXHIBIT B
ACCESSION LETTER
  EXHIBIT C
ADMINISTRATIVE PROCEDURES
PART I: PROCEDURES OF GENERAL APPLICABILITY
PART II: PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM
PART III: PROCEDURES FOR CERTIFICATED NOTES
FORM OF TERMS AGREEMENT
ANNEX 1